Exhibit 99.4

                              ROYAL PRECISION LOGO

                                  FORM OF PROXY
                FOR ROYAL PRECISION, INC. _________________, 1999
                         SPECIAL MEETING OF SHAREHOLDERS


THIS PROXY CARD MUST BE RECEIVED, AT THE APPROPRIATE ADDRESS INDICATED BELOW, BY _____________, PRIOR TO 10:00 A.M. (EASTERN DAYLIGHT TIME) ON ________, 1999.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ROYAL PRECISION, INC., A COMPANY ORGANIZED UNDER THE LAWS OF DELAWARE, FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ___________, 1999 AT 10:00 A.M.(LOCAL TIME).

The undersigned, being a holder of common shares, par value $0.001 per share (the "RP Common Shares"), of Royal Precision, Inc., ("RP"), hereby appoints Raymond J. Minella, Tom Schneider or either of them, as his proxy at the Special Meeting to be held on ___________, 1999 (and any adjournment thereof) and to vote on behalf of the undersigned (or abstain from voting) as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The Special Meeting has been convened to consider (1) approval of the merger agreement and (2) the transaction of such other business as may be properly brought before the special meeting. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, except that in the case of any proposal to adjourn the meeting, the proxy will vote as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The undersigned hereby revokes any previously dated forms of proxy with respect to the Special Meeting.

PLEASE INDICATE ON THE REVERSE OF THIS CARD HOW YOUR SHARES ARE TO BE VOTED. THE RP BOARD RECOMMENDS A VOTE FOR THE PROPOSAL. IF THIS CARD IS RETURNED SIGNED BUT NOT MARKED WITH ANY INDICATION AS TO HOW TO VOTE, THE UNDERSIGNED WILL BE DEEMED TO HAVE DIRECTED THE PROXY TO VOTE FOR THE PROPOSAL.

Completed proxy cards should be returned to: [insert information for each jurisdiction]. An instrument evidencing the appointment of a corporate representative may be delivered to any of the above addresses up to __:00 a.m. on __________, 1998. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT _____________ at 1-800-XXX-XXXX (toll-free in the United States).

                      PLEASE SIGN AND DATE ON REVERSE SIDE
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                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example. [X]

PROPOSAL
THE BOARD OF DIRECTORS OF ROYAL PRECISION, INC. RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL:


  1.    To approve the Merger Agreement            FOR      AGAINST   ABSTAIN
                                                   [ ]        [ ]        [ ]

  2.    In their discretion, the proxies are
        authorized to vote upon such other
        business as may be properly bought
        before the special meeting.


Signature(s)(and Title(s), (if any)_________________________Date:_________, 1999
Please sign your name above exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized director or other officer, indicating title, or execute under the corporation's common seal. In the case of joint holders, any one may sign but the first-named in the share register may exclude the voting rights of the other joint holder(s) by voting in person or by proxy.

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